EXHIBITS 5.1 AND 23.2

OPINION OF SCHNEIDER WEINBERGER & BEILLY, LLP

Schneider Weinberger & Beilly LLP

2200 Corporate Blvd., N.W., Suite 210

Boca Raton, FL 33431

Telephone: (561) 362-9595

Facsimile No. (561) 362-9612

November 23, 2007

China Direct, Inc.

5301 North Federal Highway

Suite 120

Boca Raton, Florida 33487

Re:	Registration Statement on Form S-8 (the “Registration Statement”); China Direct, Inc. (the “Company”)

Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (“Commission”) with respect to the registration by the Company and the resale of an aggregate of 3,575,000 shares of common stock, $0.0001 par value (the “Shares”), of the Company that may be issued and sold under upon the exercise of non-qualified stock options granted pursuant to certain employment agreements (the “Options”). The Shares are covered by the Registration Statement and consist of 3,575,000 shares issuable pursuant to the Options.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company’s Articles of Incorporation and By-Laws, the Option Agreements and various other agreements and corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as upon exercise of the Options , when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,

/s/ Schneider Weinberger & Beilly LLP

Schneider Weinberger & Beilly LLP